IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

INTERNATIONAL UNION OF    )
OPERATING ENGINEERS OF    ) EASTERN PENNSYLVANIA AND ) DELAWARE,    )
)
Plaintiff,    )
and    )
)
ORLANDO POLICE PENSION FUND, )
)
Plaintiff-Intervenor,    )
)
v.    )
)

C.A. No. 2020-0819-JTL
RICHARD RESSLER, DOUGLAS Y. ) BECH, ROBERT J. CRESCI, SARAH ) FAY, W. BRIAN KRETZMER,    ) JONATHAN F. MILLER, STEPHEN ) ROSS, HEMI ZUCKER, VIVEK    ) SHAH, OCV FUND I, LP, OCV I GP, ) LLC, AND OCV MANAGEMENT ) LLC,    )
)
Defendants,    )
)
and    )
)
J2 GLOBAL, INC.,    )
)
Nominal Defendant. )

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT, AND RELEASE

47973036.1

RLF1 25010515v.1

This Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation,” the terms of which are the “Settlement”), dated as of July 29, 2021, is entered into by and between (i) Plaintiff International Union of Operating Engineers of Eastern Pennsylvania and Delaware (the “Plaintiff”);
(ii)Plaintiff-Intervenor Orlando Police Pension Fund (the “Plaintiff-Intervenor,” and together with the Plaintiff, the “Plaintiffs”); (iii) Plaintiffs Danning Huang (“Federal Plaintiff Huang”) and Fritz Ringling (“Federal Plaintiff Ringling,” and together with Federal Plaintiff Huang, the “Federal Plaintiffs”); (iv) Defendants Richard Ressler, Douglas Y. Bech, Robert J. Cresci (now deceased; his decedent’s estate is a party to and will receive the benefits of this Settlement), Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Stephen Ross, Hemi Zucker, and Vivek Shah (the “Individual Defendants”); (v) Defendants OCV Fund I, L.P. (the “Fund”), OCV I GP, LLC (the “General Partner”), and OCV Management LLC (the “Management Company,” and together with the Fund and the General Partner, the “OCV Defendants”); and (vi) Nominal Defendant J2 Global, Inc. (“J2” or the “Company,” and together with the Individual Defendants and the OCV Defendants, the “Defendants,” and together with the Plaintiffs, the “Parties” and each, individually, a “Party”) (the Parties together with the Federal Plaintiffs are referred to herein as the “Settling Parties,” and each, individually, a “Settling

RLF1 25010515v.1

Party”). The Settling Parties intend for this Stipulation to fully, finally, and forever resolve, discharge, and

RLF1 25010515v.1

settle the above-captioned action, International Union of Operating Engineers of Eastern Pennsylvania and Delaware v. Ressler, et al., Del. Ch., C.A. No. 2020- 0819-JTL, (the “Action”) and the Released Claims (as defined below), subject to the approval of the terms and conditions by the Court of Chancery of the State of Delaware (the “Court”);
WHEREAS, the Plaintiffs are stockholders of the Company;

WHEREAS, the Individual Defendants are current or former officers and directors of the Company;
WHEREAS, the Plaintiff filed a Verified Stockholder Derivative Complaint (the “Complaint”) on September 24, 2020 (Trans. ID 65961337);
WHEREAS, the Complaint seeks relief derivatively on behalf of the Company based upon, among other things, alleged breaches of fiduciary duties and usurpation of corporate opportunity;
WHEREAS, the Complaint alleges, among other things, that:

(i)On September 25, 2017, J2’s Board of Directors and Audit Committee authorized the Company to invest $200 million in the Fund (the “Investment”). The Fund would invest in or acquire companies on behalf of J2, using, in part, monies from the Investment;

RLF1 25010515v.1

(ii)All of the Individual Defendants breached their fiduciary duties by arranging for and approving the Investment;

RLF1 25010515v.1

(iii)Defendant Ressler is a director and stockholder in J2 and the majority equity holder in the Fund’s General Partner and its Management Company. Defendant Zucker was formerly the Chief Executive Officer of J2 and is now the managing principal for the Management Company.
(iv)Defendants Ressler and Zucker, and Zohar Loshitzer, who is not named as a defendant in the Action, breached their fiduciary duties and usurped corporate opportunities belonging to J2 by ceding to the Fund the opportunity to invest in or acquire other companies;
(v)The Individual Defendants, except for Defendants Ressler and Zucker, breached their fiduciary duties by approving and arranging for J2’s commitment to invest in the Fund and the Company’s transfer of monies to the Fund;
(vi)The OCV Defendants aided and abetted the Individual Defendants’ breach of fiduciary duties; and
(vii)Defendants Ressler and Zucker, and Zohar Loshitzer, who is not named as a defendant in the Action, aided and abetted breaches of fiduciary duties by the other Individual Defendants;
WHEREAS, the Complaint sought the following relief:

RLF1 25010515v.1

(i)An award of damages and costs, including reasonable attorneys’ fees and experts’ fees, against the Individual Defendants and in favor of the Company; and

RLF1 25010515v.1

(ii)Equitable and injunctive relief against the Individual Defendants and in favor of the Company;
WHEREAS, on August 14, 2020, before the Plaintiff filed the Complaint, the Plaintiff-Intervenor served a books and records demand on J2 for the purpose of investigating certain allegations similar to certain of the allegations that would be set forth in the Complaint (the “Demand”);
WHEREAS, on September 29, 2020 and October 6, 2020, the Company provided books and records in response to the Demand;
WHEREAS, on October 19, 2020, the Plaintiff-Intervenor filed a Motion to intervene in and stay the Action pending the Plaintiff-Intervenor’s investigation of the books and records provided by J2, wherein the Plaintiff- Intervenor indicated its intention to prosecute derivative claims challenging the Investment following the completion of the Plaintiff-Intervenor’s books and records investigation (Trans. ID 66027725);
WHEREAS, pursuant to a stipulation and proposed order by and among the Parties that was granted on November 17, 2020, the Action was stayed until 30 days after the Plaintiff-Intervenor completed its investigation of the books and records provided by J2 (Trans. ID 66118278);

RLF1 25010515v.1

WHEREAS, J2 made additional productions of books and records in response to the Demand following the Court’s November 17, 2020 grant of the Parties’ stipulation and proposed order;
WHEREAS, on December 11, 2020, Federal Plaintiff Huang filed a Verified Stockholder Derivative Complaint (“Huang Complaint”) in the United States District Court for the District of Delaware (“Federal Court”) against Defendants Vivek Shah, Nehemia Zucker, R. Scott Turicchi, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Richard S. Ressler, and Stephen Ross and Nominal Defendant J2 (the “Huang Action”);
WHEREAS, beginning in late December 2020, counsel for Plaintiffs engaged in discussions with counsel for Defendants and counsel for a Special Committee of the J2 Board of Directors concerning a potential resolution of the Action;
WHEREAS, counsel for Plaintiffs determined to work together on behalf of their clients to explore potential resolutions of the Action for the benefit of J2 and its public stockholders;
WHEREAS, in January 2021, to facilitate settlement negotiations, J2 made available to the Plaintiff all books and records produced in response to the

RLF1 25010515v.1

Plaintiff-Intervenor’s Demand following execution of a confidentiality agreement by and between J2 and the Plaintiff;

RLF1 25010515v.1

WHEREAS, in February 2021, to facilitate settlement negotiations, Defendants produced certain confidential materials to Plaintiffs concerning the performance and valuation of the Fund’s investment portfolio;
WHEREAS, on March 24, 2021, Federal Plaintiff Ringling filed a Verified Shareholder Derivative Complaint (“Ringling Complaint” and, together with the Huang Complaint, the “Federal Complaints”) in the Federal Court against Defendants Vivek Shah, Nehemia Zucker, R. Scott Turicchi, Douglas Y. Bech, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Richard S. Ressler, and Stephen Ross and Nominal Defendant J2;
WHEREAS, the Huang Action and the Ringling Action were consolidated by an order entered by the Federal Court on April 8, 2021 into a consolidated action captioned: In Re J2 Global Stockholder Derivative Litigation, Master File No.: 20-cv-01687-LPS (the “Federal Action”);
WHEREAS, among the claims made in the Federal Complaints are claims that are made in the Complaint (“Overlapping Claims”);
WHEREAS, in April 2021, after J2 and the Federal Plaintiffs signed a confidentiality agreement, J2 produced to the Federal Plaintiffs all of the books and records that J2 had produced in response to the Plaintiff-Intervenor’s Demand;

RLF1 25010515v.1

WHEREAS, in June 2021, to facilitate settlement negotiations, Defendants produced certain additional confidential information to Plaintiffs concerning the performance and valuation of the Fund’s investment portfolio;
WHEREAS, in June 2021, Plaintiffs informed Federal Plaintiffs concerning the status of settlement negotiations with Defendants and, thereafter, Plaintiffs and Federal Plaintiffs agreed to work together on the Overlapping Claims for purposes of finalizing a resolution of the Action to benefit J2 and its public stockholders;
WHEREAS, in June 2021, after J2 and the Federal Plaintiffs signed an additional confidentiality agreement, J2 produced to the Federal Plaintiffs all of the confidential information that J2 had produced to Plaintiffs concerning the performance and valuation of the Fund’s investment portfolio;
WHEREAS, following an analysis of the strengths and weaknesses of the Action and Overlapping Claims, including review and analysis of the books and records and other nonpublic materials the Plaintiffs and Federal Plaintiffs received, the Plaintiffs’ counsel and Federal Plaintiffs’ counsel believe that the settlement consideration reflected below provides the Company and its stockholders with substantial benefits that address each of the claims in the Complaint and the Overlapping Claims;

RLF1 25010515v.1

RLF1 25010515v.1

WHEREAS, although the Plaintiffs and Federal Plaintiffs believe that the Action and Overlapping Claims are meritorious and assert valid claims, they are agreeing to settle the Action and Overlapping Claims to eliminate the uncertainties inherent in further litigation and in recognition of the benefits that this Settlement will afford the Company and its stockholders;
WHEREAS, the Plaintiffs and the Federal Plaintiffs and their counsel have determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders and that it is reasonable to pursue a settlement of the Action and Overlapping Claims based upon those terms and the procedures outlined herein;
WHEREAS, at all times, each of the Individual Defendants and the OCV Defendants has denied, and continues to deny, the allegations of wrongdoing in the Complaint and Overlapping Claims, including that he, she, or it has committed any breach of fiduciary duty or aided and abetted any breach of fiduciary duty, including, without limitation, by arranging for and approving the Investment or otherwise engaging in any of the wrongful acts alleged in the Action;

RLF1 25010515v.1

WHEREAS, each of the Defendants expressly maintains that he, she or it has at all times complied with his, her or its fiduciary and/or other legal duties; and

RLF1 25010515v.1

WHEREAS, Defendants are entering into this Stipulation solely because the Settlement will eliminate the burden, expense, distraction, and uncertainties inherent in further litigation;
WHEREAS, Robert J. Cresci passed away during the pendency of the Action and the Federal Actions, and Mary Beth Cresci in her capacity as executor of Mr. Cresci’s estate is hereby added as a defendant in the Action solely for purposes of this Stipulation and the Settlement, and the Federal Plaintiffs agree to add Mary Beth Cresci in her capacity as executor of Mr. Cresci’s estate as a defendant in the Federal Actions solely for purposes of dismissing the Overlapping Claims as part of this Settlement;
NOW, THEREFORE, IT IS STIPULATED AND AGREED, in

consideration of the benefits set forth below, and subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that the Action and the Released Claims (as defined below) shall be compromised, settled, released, and dismissed with prejudice on the merits and without costs (except as provided below), subject to the following terms and conditions:

RLF1 25010515v.1

DEFINITIONS
1.The following terms shall have the meanings assigned to them herein:

(a)“Advisory Committee” shall mean the Advisory Committee of the Fund.

(b)“Capital Commitment” shall have the meaning set forth in the Partnership Agreement.
(c)“Claims” shall mean all manner of claims, demands, damages, rights, liabilities, defaults, promises, obligations, duties, losses, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, liens, obligations, contracts, defenses, actions, potential actions, proceedings, causes of action, suits, agreements, judgments, decrees, matters, issues, and/or controversies of whatever kind, nature, or description, whether based on state, local, foreign, or federal law or rule, whether contractual, extra-contractual, statutory, regulatory, in common law, or otherwise, whether suspected or unsuspected, whether known or unknown, including Unknown Claims, whether fixed or contingent, whether liquidated or not liquidated, whether disclosed or undisclosed, whether accrued or unaccrued, whether apparent or not apparent, whether matured or not matured, whether foreseen or unforeseen, whether now existing or hereafter ensuing.

RLF1 25010515v.1

(d)“Company Releasors” shall mean each of J2 and J2’s direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or

RLF1 25010515v.1

successors, and the past and present stockholders, partners, employees, officers, directors, members, managers, representatives and/or agents of any of them.
(e)“Company Stockholders” shall refer to each and every J2 common stockholder who holds of record or beneficially owns as of the date that the Stipulation is filed with the Court.
(f)“Defendant Released Parties” shall mean each of the Defendants and all current and past members of the Company’s Board of Directors, their respective direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and/or present stockholders, partners, employees, officers, directors, members, managers, representatives, financial and legal advisors, and/or agents of any of them.
(g)“Defendant Releasors” shall mean each of Richard Ressler, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Stephen Ross, Hemi Zucker, Vivek Shah, the Fund, the General Partner, and the Management Company.
(h)“Defendants’ Released Claims” shall mean all Claims that may legally be waived by private agreement that are based upon or arise out of the prosecution of the Action and Overlapping Claims, except for claims relating to the

RLF1 25010515v.1

enforcement of the Settlement. For avoidance of doubt, Defendants’ Released Claims do not include claims for any conduct postdating this Stipulation.

RLF1 25010515v.1

(i)“Settlement Date” shall be the later of the date on which (1) the Court has entered the Judgment and (2) the claims related to the Company’s investment in the Fund have been dismissed with prejudice in the Federal Action pursuant to the Stipulated Order (as defined below).
(j)“Final Court Approval” shall mean (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment; or
(ii)if there is an appeal from the Judgment, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment, or (b) the date the Judgment is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment after such review. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay Final Court Approval
(k)“Fee Date” shall have the meaning set forth in the Partnership

Agreement.

(l)“Foreign Entities” shall have the meaning set forth in the Partnership Agreement.

RLF1 25010515v.1

RLF1 25010515v.1

(m)“Judgment” shall mean the judgment in the form attached as

Exhibit B.

(n)“Management Fee” shall have the meaning set forth in the Partnership Agreement.
(o)“Partners” shall have the meaning set forth in the Partnership

Agreement.

(p)“Partnership Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement, dated as of January 19, 2018, of the Fund.
(q)“Partnership Expenses” shall have the meaning set forth in the Partnership Agreement.
(r)“Management Fee Percentage” shall have the meaning set forth in the Partnership Agreement
(s)“Plaintiff Released Parties” shall mean each of J2, Plaintiffs, Federal Plaintiffs and the Company Stockholders other than the Individual Defendants, and each of their respective parents, subsidiaries, affiliates, and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees,

RLF1 25010515v.1

fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions,

RLF1 25010515v.1

affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, attorneys (including all Plaintiffs’ counsel in this Action and all Federal Plaintiffs’ counsel in the Federal Action), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
(t)“Plaintiff Releasors” shall mean each of the Plaintiffs, Federal Plaintiffs, the Company on behalf of the Company Releasors, and the Company Stockholders, and each of their respective direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and present stockholders, partners, employees, officers, directors, members, managers, representatives and/or agents of any of them.
(u)“Principals” shall mean each of the principals of each of the OCV Defendants and the Company.
(v)“Proposed Amendment” shall mean Amendment No. 1 to the Partnership Agreement, attached hereto as Exhibit A.
(w)“Plaintiffs’ Released Claims” shall mean any and all Claims that any of the Company Releasors and/or Plaintiff Releasors may have that may legally be waived by private agreement that relate in any way to the Company’s

RLF1 25010515v.1

decision to invest in the Fund and/or the Company’s investment in the Fund and/or any related

RLF1 25010515v.1

business relationships between the Company, on the one hand, and one or more of the OCV Defendants, on the other hand (including without limitation any such Claims against any of the Defendant Released Parties based on or relating to any acts or omissions undertaken by any such Defendant Released Party in his capacity as an officer or director of the Company), including without limitation any Claims against any of the Defendant Released Parties that are related in any way to (i) the Company’s decision to invest in the Fund; (ii) the terms of the Company’s investment in the Fund; (iii) the activities of the Fund and/or operation of the Fund by the General Partner and/or the Management Company; (iv) any matters that were alleged or that could have been alleged in the Action; (v) any matters related to the Company’s investment in the Fund that were alleged or that could have been alleged in the Federal Actions; (vi) any disclosures and/or communications concerning any such matters referred to in the foregoing clauses (i) through (v) (except that this release does not have the effect of releasing the direct claims of purchasers of publicly traded securities of the Company that have been asserted under the Securities Exchange Act of 1934 in Garcia v. J2 Global, Inc., et al., C.D. Cal., No. 2:20-cv-06096-SB-MAA in the United States District Court for the Central District of California); and/or (vii) the Action and/or the settlement thereof,

RLF1 25010515v.1

including this Stipulation, in each case from the beginning of time through the Settlement Date.

RLF1 25010515v.1

(x)The “Released Claims” shall mean, collectively, Plaintiffs’ Released Claims and Defendants’ Released Claims. For avoidance of doubt, the Released Claims do not include any rights or claims that the Defendants may have against their insurer(s).
(y)“Successor Fund” shall have the meaning set forth in the Partnership Agreement.
(z)“Unknown Claims” shall mean claims that the Plaintiff Releasors did not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into this Stipulation.
SETTLEMENT CONSIDERATION
2.Immediately following the Settlement Date, the OCV Defendants and the Company shall enter into the Proposed Amendment.
3.For the avoidance of doubt, by entering into the Proposed Amendment, the Settling Parties agree to be bound by the following terms, which are set forth in the Proposed Amendment and include:
(a)Notwithstanding anything in Section 4.2(a) or Section 4.2(d)(i) of the Partnership Agreement to the contrary (but for the avoidance of doubt without limiting the Company’s obligations under Section 4.2(d)(ii) of the Partnership Agreement), effective as of the Settlement Date, (i) each Partner’s

RLF1 25010515v.1

Capital Commitment shall be reduced to the amount of such Partner’s aggregate capital

RLF1 25010515v.1

contributions to the Fund actually funded as of the date hereof, and (ii) the General Partner shall not issue any new capital calls, and the Partners shall have no further obligations to make capital contributions to the Fund. Notwithstanding the foregoing, the Settling Parties agree that notwithstanding the investment restriction set forth in paragraph 8.4(i) of the Partnership Agreement and the reduction in Capital Commitments set forth in clause (i) of the preceding sentence, the Fund will be permitted to invest up to $16 million in Foreign Entities. For the avoidance of doubt, (x) compliance with paragraphs 8.4(a), 8.4(d), 8.4(e), 8.4(f) and 8.4(i) of the Partnership Agreement shall continue to be determined on a cost basis at the time of investment and shall not be affected by any events subsequent to the time of such investment, including with respect to any investments made prior to the date hereof, the reduction in Capital Commitments set forth in clause (i) of the first sentence of this Section 3(a) and (y) any and all Partnership Expenses and other fees and expenses (including Management Fees calculated in accordance with Section 2 of the Proposed Amendment) to be borne by the Fund under the Partnership Agreement shall continue to be borne by the Fund to the extent not historically borne by the Management Company or the General Partner, and funded out of investment proceeds and other amounts of cash on hand at the Fund;

RLF1 25010515v.1

(b)If the Settlement Date occurs in 2021, (i) the Management Fee for every Fee Date in 2021 on or after the Settlement Date shall be an amount equal

RLF1 25010515v.1

to the sum of the individual amounts calculated by multiplying each Partner’s Management Fee Percentage by such Partner’s aggregate capital contributions to the Fund actually funded as of the date hereof and (ii) the Management Fee Percentage for every Fee Date on or after December 31, 2021 shall be zero percent (0%) and, therefore, no additional Management Fees shall be payable by the Partners or the Fund with respect to any Fee Date after 2021, even if an invoice for a Fee Date after 2021 has already been delivered.
(c)If the Settlement Date occurs after 2021, each Partner’s Management Fee Percentage for every Fee Date on or after the Settlement Date shall be zero percent (0%) and, therefore, no additional Management Fees shall be payable by the Fund or the Partnership after the date hereof, even if an invoice for a future Fee Date has already been delivered;
(d)Except as otherwise expressly provided in the Proposed Amendment, all of the terms and conditions of the Partnership Agreement are ratified and shall remain unchanged and continue in full force and effect;
(e)The Proposed Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as such laws would be applied to agreements among the residents of such state made and to be performed entirely within such state.

RLF1 25010515v.1

RLF1 25010515v.1

4.Effective as of the Settlement Date, the Company shall no longer have the right to appoint a representative on the Advisory Committee of the Fund and the Company’s current representative on the Advisory Committee shall be automatically removed from such role as of the Settlement Date.
5.For the avoidance of doubt, following the Settlement Date, the Company shall retain its interest in the Fund’s portfolio companies existing as of the Settlement Date and that interest shall not be diluted by any capital contributions from other Partners after such date.
6.Effective as of the Settlement Date, any transactions between the Company, on the one hand, and Richard Ressler and/or any of his affiliates, on the other hand, shall require the approval of an independent and disinterested special committee of the Company’s Board of Directors.
RELEASE OF CLAIMS
7.Upon the Settlement Date, the Plaintiff Releasors and the Company Releasors shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely, fully, finally, and forever discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Plaintiffs’ Released Claims against the Defendant Released Parties.

RLF1 25010515v.1

8.Upon the Settlement Date, the Defendant Releasors shall be deemed to have, and by operation of the Judgment (as defined below) approving this Settlement

RLF1 25010515v.1

shall have, completely, fully, finally, and forever discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Defendants’ Released Claims against the Plaintiff Released Parties.
9.Within two (2) business days of the date that the Court enters the Judgment, the Federal Plaintiffs and Defendants shall file a stipulation and proposed order in the District Court, in the form attached hereto as Exhibit E (the “Stipulated Order”), dismissing the Overlapping Claims.
SUCCESSOR FUND
10.The Settling Parties confirm and agree, for the avoidance of doubt, that the Principals may form and pursue a Successor Fund at any time. Pursuant to paragraph 6 of this Stipulation, however, the Company’s participation in the formation or pursuit of such a Successor Fund must be approved by an independent and disinterested special committee of the Company’s Board of Directors.
OPERATIONS PENDING THE SETTLEMENT DATE
11.Notwithstanding anything in paragraph 4.2(a) or paragraph 4.2(d)(i) of the Partnership Agreement to the contrary (but for the avoidance of doubt without limiting the Company’s obligations under paragraph 4.2(d)(ii) of the Partnership Agreement and assuming, for this purpose, that each Partner’s entire Capital

RLF1 25010515v.1

Commitment has already been funded), from and after July 12, 2021 until the Settlement Date (or until such earlier date upon which the Settlement is terminated

RLF1 25010515v.1

in accordance with paragraph 14 of this Stipulation), the General Partner and the Fund shall only be permitted to issue new capital calls to the Company and the other Partners for two reasons: (1) to pay for regularly scheduled Management Fees and
(2) to pay for up to $5 million in the aggregate in follow-on investments (debt or equity) in the Fund’s existing Portfolio Companies in which the Fund already owns equity.
OTHER INVESTMENT VEHICLES
12.The Company acknowledges and agrees that from and after July 12, 2021, the General Partner and its Affiliates intend to manage other investment vehicles that are likely to make investments that are similar to those that have been made for the Partnership during its term or are otherwise suitable for investment by the Partnership or within the Partnership’s investment criteria. Notwithstanding anything to the contrary in the Partnership Agreement (including without limitation paragraph 8.3 thereof), the Company shall not, by reason of being a limited partner of the Partnership, have any right to object to, or participate in any manner in any profits or income earned or derived by or accruing to the General Partner or its Affiliates from the conduct of any investment activity, or any transaction by the General Partner or its Affiliates, for the account of any investment vehicle other

RLF1 25010515v.1

than the Partnership after July 12, 2021 (it being understood that nothing in this paragraph 12 shall be interpreted to grant the Company any right to object to, or participate in

RLF1 25010515v.1

any manner in any such profits or income from, the conduct of any such investment activity, or any transaction by the General Partner or its Affiliates, for the account of any investment vehicle other than the Partnership prior to the date first above written that the Company did not have prior to entering into this Letter Agreement), and shall hold harmless the General Partner and its Affiliates from any claim, liability or expense incurred by reason of any claim asserted by or on behalf of the Company arising out of or related to any activity or transaction permitted by this sentence.
TERMINATION OF THE SETTLEMENT
13.This Stipulation shall be terminated, and shall be null and void and of no force and effect, unless otherwise agreed to by the Settling Parties pursuant to the terms hereof, if any Settling Party exercises a right to terminate the Settlement pursuant to the terms of this Stipulation.
14.Any of the Plaintiffs, Federal Plaintiffs, or the Defendants may terminate the Settlement by serving written notice, in the manner provided in the rules of the Court, on counsel of record for the other parties within thirty (30) days after (i) the Court denies the Parties’ request to approve the Settlement and enter the Judgment; (ii) the Judgment is reversed on appeal; or (iii) despite reasonable best efforts of

RLF1 25010515v.1

the Federal Plaintiffs and the Defendants, the District Court has refused to approve a stipulation substantially in the form of the Stipulated Order. For the

RLF1 25010515v.1

avoidance of doubt, the Settling Parties agree that denial of the Attorneys’ Fees and Expenses Application (as defined below), or reversal of an order approving that Application, shall not be deemed a denial of the motion to approve the Settlement or reversal of the Judgment.
15.In the event that any final injunction, decision, order, judgment, determination, or decree is entered or issued by any court or governmental entity prior to the Settlement Date that would make consummation of the Settlement in accordance with the terms of this Stipulation unlawful or that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, the Settling Parties each reserve the right to withdraw from and to terminate the Settlement. In addition, in the event that any preliminary or temporary injunction, decision, order, determination, or decree (an “Interim Order”) is entered or issued by any court or governmental entity prior to Final Court Approval (as defined below) of this Stipulation and the Settlement that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, the Settling Parties shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement in accordance with the

RLF1 25010515v.1

terms of this Stipulation would no longer be restrained, prevented, enjoined, or otherwise prohibited.

RLF1 25010515v.1

16.If the Settlement is terminated, this Stipulation and the Settlement and the Proposed Amendment shall be null and void and of no effect, the Parties shall be restored to their litigation positions as they existed immediately prior to the execution of this Stipulation, and this Stipulation shall not be deemed to prejudice in any way the positions in the Action of any Party. In such event, and consistent with the applicable evidentiary rules, neither this Stipulation nor any of its contents, nor the existence of this Stipulation, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other proceeding, except in connection with any claim for breach of this Stipulation or as otherwise specifically provided herein.
SUBMISSION AND APPLICATION TO THE COURT
17.As soon as practicable, the Plaintiffs’ counsel shall submit this Stipulation together with its exhibits to the Court, and the Parties shall apply jointly for entry of an order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit C, providing for, among other things: (i) approval of the form and content of the proposed Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear attached hereto as Exhibit D; and (ii) a date for the final settlement hearing (the “Settlement

RLF1 25010515v.1

Hearing”). At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered substantially in the form attached hereto as Exhibit B.

RLF1 25010515v.1

NOTICE
18.J2 shall be responsible for providing the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear to the Company Stockholders, substantially in the form attached hereto as Exhibit D, in the form and manner directed by the Court (when approved by the Court, the “Notice”). J2 or its insurer(s) shall cause to be paid all costs and expenses incurred in providing the Notice, including any costs and expenses associated with any additional copies of the Notice requested by record holders of J2’s common stock (whether for purpose of providing the Notice to beneficial owners or otherwise).
INTERIM INJUNCTION
19.Pending final determination of whether the Settlement should be approved, the Plaintiffs and the Company Stockholders will be barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Plaintiffs’ Released Claims, either directly, representatively, derivatively, or in any other capacity, against the Defendant Released Parties, and all pending deadlines in any and all such actions shall be suspended.

RLF1 25010515v.1

ATTORNEYS’ FEES AND EXPENSES
20.The Settling Parties did not discuss attorneys’ fees before executing this Stipulation, and any award to the Plaintiffs’ counsel for fees and expenses shall be determined by the Court. After execution of this Stipulation, the Company and the Plaintiffs and the Plaintiffs’ counsel will attempt to negotiate an award of reasonable attorneys’ fees and expenses. If the Company and the Plaintiffs and the Plaintiffs’ counsel agree to the amount of an appropriate award, they will separately document that agreement, the Plaintiffs and the Plaintiffs’ counsel shall then apply for an award up to that agreed amount (the “Attorneys’ Fees and Expenses Application”), and the Company will not oppose the Attorneys’ Fees and Expenses Application. If the Company and the Plaintiffs and the Plaintiffs’ counsel do not reach agreement as to the amount of an appropriate award, the Plaintiffs and the Plaintiffs’ counsel reserve the right to make a petition to the Court for an award of reasonable attorneys’ fees and expenses in connection with the Settlement, and the Company reserves all rights to oppose any such petition for attorneys’ fees and expenses. Any such attorneys’ fees shall be borne entirely by the Company and/or its insurer(s), and not by any other Defendant.
21.Any award of attorneys’ fees and expenses approved by the Court shall be paid to Plaintiffs’ counsel by or on behalf of the Company within fifteen (15)

RLF1 25010515v.1

RLF1 25010515v.1

days of the entry of Judgment approving the Settlement and such order becoming final after exhaustion of all appeals or petitions for review.
22.Counsel for Plaintiffs shall allocate the attorneys’ fees amongst themselves and counsel for Federal Plaintiffs in a manner they believe in good faith to appropriately reflect counsel’s contributions to the creation of the benefit achieved by the Settlement. Federal Plaintiffs and their counsel shall not apply for, or accept, any award of fees or expenses related to the Overlapping Claims in the Federal Action or in any other court or proceeding.
23.An award of attorneys’ fees or expenses to the Plaintiffs or the Plaintiffs’ counsel is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither the Plaintiffs nor the Plaintiffs’ counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling on attorneys’ fees or expenses to the Plaintiffs.
24.Except as provided in this Stipulation, the Defendants shall bear no other expenses, costs, damages, or fees alleged or incurred by any of the Plaintiffs’ counsel, or by any of the Plaintiffs’ and/or Federal Plaintiffs’ attorneys, experts, advisors, agents, or representatives in connection with the Action, the Released Claims, or the Settlement. Except as provided in this Stipulation, the Plaintiffs and Federal Plaintiffs shall bear no expenses, costs, damages, or fees alleged or

RLF1 25010515v.1

incurred by any Defendant, or by any of Defendant’s attorneys, experts, advisors, agents or

RLF1 25010515v.1

representatives in connection with the Action, the Released Claims, or the Settlement.
ENTIRE AGREEMENT
25.This Stipulation and its exhibits constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all written or oral communications, agreements, or understandings that may have existed prior to the execution of this Stipulation. No representations, warranties, or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any Settling Party concerning this Stipulation or its exhibits, other than the representations, warranties, statements, and covenants expressly set forth in such documents.
CONSTRUCTION
26.This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Settling Party on the ground that the Settling Party or its counsel drafted this Stipulation.
27.Headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.
GOVERNING LAW; CONTINUING JURISDICTION
28.This Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware as such laws would be applied to agreements

RLF1 25010515v.1

RLF1 25010515v.1

among the residents of such state made and to be performed entirely within such state without regard to Delaware’s principles governing choice of law. The Settling Parties irrevocably and unconditionally (i) consent to submit to the sole and exclusive jurisdiction of the Court for any litigation arising out of or relating in any way to this Stipulation or the Settlement (or if subject-matter jurisdiction is lacking, to the Complex Commercial Litigation Division of the Superior Court of the State of Delaware); (ii) agree that any dispute arising out of or relating in any way to this Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than any such court; (iii) waive any objection to the laying of venue of any such litigation in any such court; (iv) agree not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum; (v) agree that all issues and questions raised in such litigation, including issues and questions concerning the statute of limitations, shall be governed by the laws of the State of Delaware, as such laws would be applied to litigation arising from agreements among the residents of such state made and to be performed entirely within such state without regard to Delaware’s principles governing choice of law or conflict of law; (vi) agree to service in any such litigation by email to their respective Delaware counsel listed on the signature

RLF1 25010515v.1

blocks below and (vii) expressly waive any right to demand a jury trial as to any such dispute.

RLF1 25010515v.1

AMENDMENTS
29.This Stipulation may be modified or amended only by a writing, signed by the Settling Parties (or their duly authorized counsel), that refers specifically to this Stipulation.
SETTLEMENT NOT AN ADMISSION
30.The provisions contained in the Settlement and this Stipulation shall not be deemed a presumption, concession, or admission by any Settling Party to this Stipulation of any fault, liability, or wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims (including the Released Claims) that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as permitted by applicable court rules and rules of evidence.
BINDING EFFECT
31.This Stipulation shall be binding upon and inure to the benefit of the Settling Parties hereto and their respective agents, executors, heirs, successors, and assigns.

RLF1 25010515v.1

COUNTERPARTS
32.This Stipulation may be executed in multiple counterparts, each one of which shall be deemed an original and which, taken together, shall constitute one and the same agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg, or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart.
AUTHORITY
33.This Stipulation will be executed by counsel for each of the Settling Parties, each of whom represents and warrants that they have the authority from their client(s) to enter into this Stipulation and bind their clients hereto.
OWNERSHIP OF SHARES; NON-ASSIGNMENT OF CLAIMS
34.Each of the Plaintiff and the Plaintiff-Intervenor represents and warrants that it has been a stockholder of J2 since September 25, 2017, continually to the present, that as of the date hereof it continues to hold stock in J2, and that it shall continue to hold such stock in J2 through the Settlement Date. Each of the Plaintiff, Plaintiff-Intervenor and Federal Plaintiffs further represents that it has not assigned the claims asserted in the Action, or any of the Plaintiffs’ Released Claims, to any person.

RLF1 25010515v.1

NO WAIVER
35.Any failure by any Settling Party to insist upon the strict performance by any other Settling Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Settling Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Settling Party. No waiver, express or implied, by any Settling Party of any breach or default in the performance by the other Settling Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.
CONFIDENTIALITY
36.The Settling Parties and their respective counsel agree, to the extent permitted by law, that all agreements made before and during the course of the Action relating to confidentiality of information shall survive this Stipulation.
IN WITNESS WHEREOF, the undersigned Settling Parties, by and through their respective counsel, have executed this Stipulation as of the date set forth above.
[Signature page follows]

RLF1 25010515v.1

GRANT & EISENHOFER P.A.

/s/ Michael J. Barry
Michael J. Barry (#4368) John C. Kairis (#2752) 123 Justison Street
Wilmington, DE 19801
Counsel for Plaintiff International Union of Operating Engineers of Eastern Pennsylvania and Delaware

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ R. Judson Scaggs, Jr.
R. Judson Scaggs, Jr. (#2676) Susan W. Waesco (#4476) Daniel T. Menken (#6309) Michael J. Slobom, Jr (#6726) 1201 N. Market Street, 16th Floor Wilmington, DE 19801
Counsel for Defendants Douglas Y. Bech, Robert J. Cresci, Sarah Fay,
W. Brian Kretzmer, Jonathan F. Miller, Stephen Ross, Vivek Shah and Nominal Defendant J2 Global, Inc.

RLF1 25010515v.1

SAXENA WHITE P.A.

/s/ Thomas Curry
Thomas Curry (#5877) 1000 N. West Street Suite 1200, Office 1265
Wilmington, DE 19801
Counsel for Proposed Intervenor Orlando Police Pension Fund

RICHARDS, LAYTON & FINGER, P.A.

/s/ Raymond J. DiCamillo     Raymond J. DiCamillo (#3188) Matthew D. Perri (#6066)
920 North King Street Wilmington, DE 19801
Counsel for Defendants Richard Ressler, Hemi Zucker, OCV Fund I, LP, OCV I GP, LLC, and OCV
Management LLC

THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017

RLF1 25010515v.1

THE ROSEN LAW FIRM, P.A.
Phillip Kim
275 Madison Avenue, 40th Floor New York, NY 10016

FARNAN LLP
Brian E. Farnan (#4089) Michael J. Farnan (#5165) 919 N. Market St., 12th Floor Wilmington, DE 19801

Counsel for Federal Plaintiff Danning Huang

HYNES & HERNANDEZ, LLC

/s/ Ligaya T. Hernandez
Michael J. Hynes Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355

BRAGAR EAGEL & SQUIRE, P.C.
Garam Choe
810 Seventh Avenue, Suite 620 New York, NY 10019

COOCH AND TAYLOR, P.A.
Blake A. Bennett (# 5133) The Nemours Building
1007 N. Orange Street, Suite 1120
Wilmington, DE 19801

Counsel for Federal Plaintiff Fritz Ringling

July 29, 2021

RLF1 25010515v.1

EXHIBIT A

OCV I GP, LLC

July 12, 2021

J2 Global, Inc.
700 South Flower Street, Suite 1500 Los Angeles, California 90017

Ladies and Gentlemen:

OCV Fund I, L.P., a Delaware limited partnership (the “Partnership”), OCV I GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), OCV Management, LLC, a Delaware limited liability company and the manager of the Partnership (the “Management Company”) and J2 Global, Inc., a Delaware corporation and a limited partner of the partnership (the “Investor”) are entering into this letter agreement (this “Letter Agreement”) in connection with the Investor’s existing limited partner interest in the Partnership. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 19, 2018.

1.Derivative Litigation. The parties agree to work together to seek the approval of the Delaware Court of Chancery of a settlement of International Union of Operating Engineers, etc. v. Ressler, et al. (the “Delaware Derivative Action”) whose terms incorporate the substance of this Letter Agreement, including the proposed amendment to the Partnership Agreement attached hereto as Exhibit A (the “Proposed Amendment”), as a settlement and final resolution of any and all derivative claims related to the Investor’s investment in the Partnership and dismissal with prejudice to all stockholders of the Delaware Derivative Action. The parties also agree to work together to seek the dismissal by the U.S. District Court for the District of Delaware of any and all derivative claims related to the Investor’s investment in the Partnership that have been asserted in In re J2 Global Stockholder Derivative Litigation (the “Federal Derivative Action”) through the filing and approval of a stipulation substantially in the form attached hereto as Exhibit B. The later of the date on which such approval and dismissal is ordered in the Delaware Derivative Action and the date on which the claims related to the Investor’s investment in the Partnership have been dismissed in the Federal Derivative Action is referred to as the “Settlement Date”.

2.Amendment to the Partnership Agreement. The parties hereto agree that immediately following the occurrence of the Settlement Date (as defined above) they shall enter into the Proposed Amendment, which shall be effective as of the Settlement Date. For the avoidance of doubt, following the Proposed Amendment the Investor shall retain its interest in the Partnership’s portfolio companies existing as of the Settlement Date and that interest shall not be diluted by any capital contributions from other Partners after such date.

3.Operations Pending the Settlement Date. Notwithstanding anything in paragraph 4.2(a) or paragraph 4.2(d)(i) of the Partnership Agreement to the contrary (but for the avoidance of doubt without limiting the Investor’s obligations under paragraph 4.2(d)(ii) of the Partnership Agreement and assuming, for this purpose, that each Partner’s entire Capital Commitment has already been funded), from and after the date first above written until the Settlement Date, the General Partner and the Fund shall only be permitted to issue new capital calls to the Investor and the other Partners for two reasons: (1) to pay for regularly scheduled Management Fees and (2) to pay for up to $5 million in the aggregate in follow-on investments (debt or equity) in the Fund’s existing Portfolio Companies in which the Fund already owns equity. The provisions of this paragraph 3 shall terminate immediately if the settlement of the Delaware Derivative Action is terminated pursuant to the terms of the Stipulation of Settlement filed by the plaintiffs and defendants in the Delaware Derivative Action.

4.Other Investment Vehicles. The Investor acknowledges and agrees that from and after the date first above written, the General Partner and its Affiliates intend to manage other investment vehicles that are likely to make investments that are similar to those that have been made for the Partnership during its term or are otherwise suitable for investment by the Partnership or within the Partnership’s investment criteria. Notwithstanding anything to the contrary in the Partnership Agreement (including without limitation paragraph 8.3 thereof), the Investor shall not, by reason of being a limited partner of the Partnership, have any right to object to, or participate in any manner in any profits or income earned or derived by or accruing to the General Partner or its Affiliates from, the conduct of any investment activity, or any transaction by the General Partner or its Affiliates, for the account of any investment vehicle other than the Partnership after the date first above written (it being understood that nothing in this paragraph 4 shall be interpreted to grant the Investor any right to object to, or participate in any manner in any such profits or income from, the conduct of any such investment activity, or any transaction by the General Partner or its Affiliates, for the account of any investment vehicle other than the Partnership prior to the date first above written that the Investor did not have prior to entering into this Letter Agreement), and shall hold harmless the General Partner and its Affiliates from any claim, liability or expense incurred by reason of any claim asserted by or on behalf of the Investor arising out of or related to any activity or transaction permitted by this sentence.

5.Advisory Committee. Effective as of the Settlement Date, the Investor shall no longer have the right to appoint a representative on the Advisory Committee of the Partnership and the Investor’s current representative on such Advisory Committee shall be automatically removed from such role as of the Settlement Date.

6.Related Party Transactions. Effective as of the Settlement Date, any transactions between the Investor, on the one hand, and Richard Ressler and/or any of his affiliates, on the other hand, shall require the approval of an independent and disinterested special committee of the Investor’s Board of Directors.

7.Release. Effective as of the Settlement Date, in consideration of the mutual covenants and agreements set forth in this Letter Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself, its direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and present stockholders, partners, employees, officers, directors, members, managers, representatives and/or agents of any of them (together, the “Releasors”), hereby releases the General Partner, the Management Company, the Partnership, all defendants in the Derivative Action and all current and past members of the Investor’s Board of Directors, their respective direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and/or present stockholders, partners, employees, officers, directors, members, managers, representatives, financial and legal advisors, and/or agents of any of them (together, the “Released Parties”), from any and all claims, demands, damages, rights, liabilities, defaults, promises, obligations, duties, losses, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, liens, obligations, contracts, defenses, actions, potential actions, proceedings, causes of action, suits agreements, judgments, decrees, matters, issues, and/or controversies of whatever kind, nature, or description, whether based on state, local, foreign, or federal law or rule, whether contractual, extra-contractual, statutory, regulatory, in common law, or otherwise, whether under federal law or state law, whether suspected or unsuspected, whether known or unknown, whether fixed or contingent, whether liquidated or not liquidated, whether disclosed or undisclosed, whether accrued or unaccrued, whether apparent or not apparent, whether matured or not matured, whether foreseen or unforeseen, whether now existing or hereafter ensuing (collectively, “Claims”) the Releasors may have that may legally be waived by private agreement that relate in any way to the Investor’s decision to invest in the Partnership and/or the Investor’s investment in the Partnership and/or any related business relationships between the Investor, on the one hand, and the General Partner, the Management Company, and/or the Partnership, on the other hand (including without limitation any such Claims against any of the Released Parties based on or relating to any acts or omissions undertaken by any such Released Party in his capacity as an officer or director of the Investor), including without limitation any Claims against any of the Released Parties that are related in any way to (i) the Investor’s decision to invest in the Partnership, (ii) the terms of the Investor’s investment in the Partnership, (iii) the activities of the Partnership and/or operation of the Partnership by the General Partner and/or the Management Company, (iv) any matters that were alleged or that could have been alleged in the Delaware Derivative Action, (v) any matters related to the Investor’s investment in the Partnership that were alleged or that could have been alleged in the Federal Derivative Action, (vi) any disclosures and/or communications concerning any such matters referred to in the foregoing clauses (i) through (v) (except that this release does not have the effect of releasing the direct claims of purchasers of publicly traded securities of the Investor that have been asserted under the Securities Exchange Act of 1934 in Jeffrey Garcia, Individually and on behalf of All Others Similarly Situated vs. J2 Global, Inc., Vivek Shah, et al. in the United States District Court for the Central District of California), and/or (vii) the Delaware Derivative Action, in each case from the beginning of time through the Settlement Date.

8.Successor Fund. The parties confirm and agree, for the avoidance of doubt, that, whether or not the Settlement Date occurs, the Principals may form and pursue a Successor Fund at any time from and after the date hereof.

9.Expenses. Investor shall be responsible for its own fees and expenses in connection with the negotiation of this Letter Agreement and the proceedings related thereto, and the fees and expenses of the Partnership will be paid by the Partnership.

10.Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws would be applied to agreements among the residents of such state made and to be performed entirely within such state.

11.Counterparts. This Letter Agreement may be executed in multiple counterparts, each one of which shall be deemed an original and which, taken together, shall constitute one and the same agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Letter Agreement to be executed as of the date first above written.

OCV FUND I, L.P.

By: OCV I GP, LLC
                         its General Partner

By: /s/ Richard S. Ressler
Name: Richard S. Ressler
Title: President of Orchard Capital Corporation,
Manager of OCV I GP, LLC

OCV I GP, LLC

By: /s/ Richard S. Ressler
Name: Richard S. Ressler
Title: President of Orchard Capital Corporation,
Manager of OCV I GP, LLC

OCV MANAGEMENT, LLC

By: /s/ Richard S. Ressler
Name: Richard S. Ressler
Title: President of Orchard Capital Corporation,
Manager of OCV Management, LLC

Acknowledged and Agreed:

J2 GLOBAL, INC.

By:
Name:
Title:

    IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Letter Agreement to be executed as of the date first above written.

OCV FUND I, L.P.

By: OCV I GP, LLC
                         its General Partner

By:_     Name:
Title:

OCV I GP, LLC

By:         Name:
Title:

OCV MANAGEMENT, LLC

By:         Name:
Title:

Acknowledged and Agreed:

J2 GLOBAL, INC.

By:    /s/ Scott Turicchi
Name: Scott Turicchi
Title: President and Chief Financial Officer

Exhibit A

OCV FUND I, L.P.

Amendment No. 1 to the
Second Amended and Restated Limited Partnership Agreement

THIS AMENDMENT NO. 1 (this “Amendment No. 1”) to the Second Amended and Restated Limited Partnership Agreement, dated as of January 19, 2018 (the “Partnership Agreement”), of OCV Fund I, L.P., a Delaware limited partnership (the “Partnership”), is made on , by OCV I GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the undersigned limited partners of the Partnership. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Partnership Agreement.

WHEREAS, pursuant to paragraph 15.11 of the Partnership Agreement, any provision of the Partnership Agreement may be amended with the written consent of the General Partner and a Majority in Interest of Limited Partners and the undersigned Limited Partners represent a Majority in Interest of the Limited Partners.

NOW, THEREFORE, the General Partner and the undersigned Limited Partners hereby amend the Partnership Agreement as follows:

1.No Further Capital Calls. Notwithstanding anything in paragraph 4.2(a) or paragraph 4.2(d)(i) of the Partnership Agreement to the contrary (but for the avoidance of doubt without limiting the Investor’s obligations under paragraph 4.2(d)(ii) of the Partnership Agreement), effective as of the date hereof, (i) each Partner’s Capital Commitment shall be reduced to the amount of such Partner’s aggregate capital contributions to the Partnership actually funded as of the date hereof, and (ii) the General Partner shall not issue any new capital calls and the Partners shall have no further obligations to make capital contributions to the Partnership. Notwithstanding the foregoing, the parties agree that notwithstanding the investment restriction set forth in paragraph 8.4(i) of the Partnership Agreement and the reduction in Capital Commitments set forth in clause (i) of the preceding sentence, the Partnership will be permitted to invest up to $16 million in Foreign Entities. For the avoidance of doubt, (x) compliance with paragraphs 8.4(a), 8.4(d), 8.4(e), 8.4(f) and 8.4(i) of the Partnership Agreement shall continue to be determined on a cost basis at the time of investment and shall not be effected by any events subsequent to the time of such investment, including with respect to any investments made prior to the date hereof, the reduction in Capital Commitments set forth in clause (i) of the first sentence of this Section 1 and (y) any and all Partnership Expenses and other fees and expenses (including Management Fees calculated in accordance with Section 2 hereof) to be borne by the Partnership under the Partnership Agreement shall be continue to be borne by the Partnership to the extent not historically borne by the Management Company or the General Partner, and funded out of investment proceeds and other amounts of cash on hand at the Partnership.

2.Management Fee.

If the Settlement Date occurs in 2021:

[The Management Fee for every Fee Date in 2021 on or after the date hereof shall be an amount equal to the sum of the individual amounts calculated by multiplying each Partner’s Management Fee Percentage by such Partner’s aggregate capital contributions to the Partnership actually funded as of the date hereof. The Management Fee Percentage for every Fee Date on or after December 31, 2021 shall be zero percent (0%) and, therefore no additional Management Fees shall be payable by the Partners or the Partnership with respect to any Fee Date after 2021, even if an invoice for a Fee Date after 2021 has already been delivered.]

If the Settlement Date occurs after 2021:

[Each Partner’s Management Fee Percentage for every Fee Date on or after the date hereof shall be zero percent (0%) and, therefore, no additional Management Fees shall be payable by the Partners or the Partnership after the date hereof, even if an invoice for a future Fee Date has already been delivered.]

3.Ratification of the Partnership Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Partnership Agreement are ratified and shall remain unchanged and continue in full force and effect.

4.Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware as such laws would be applied to agreements among the residents of such state made and to be performed entirely within such state.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment No. 1 has been executed as a deed on the date first above written.

GENERAL PARTNER:

OCV I GP, LLC

By:         Name:
Title:

LIMITED PARTNERS:

(Limited Partner Name)

By:         Name:
Title:

Signature Page to Amendment No. 1 to the
Second Amended and Restated Limited Partnership Agreement of OCV Fund I, L.P.

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

INTERNATIONAL UNION OF    )
OPERATING ENGINEERS OF    ) EASTERN PENNSYLVANIA AND ) DELAWARE,    )
)
Plaintiff,    )
and    )
)
ORLANDO POLICE PENSION FUND, )
)

EXHIBIT B
Plaintiff-Intervenor,    )
)
v.)
)

C.A. No. 2020-0819-JTL
RICHARD RESSLER, DOUGLAS Y. ) BECH, ROBERT J. CRESCI, SARAH ) FAY, W. BRIAN KRETZMER,    ) JONATHAN F. MILLER, STEPHEN ) ROSS, HEMI ZUCKER, VIVEK    ) SHAH, OCV FUND I, LP, OCV I GP, ) LLC, AND OCV MANAGEMENT ) LLC,    )
)
Defendants,    )
)
and    )
)
J2 GLOBAL, INC.,    )
)
Nominal Defendant. )

[PROPOSED] FINAL ORDER AND JUDGMENT
A hearing having been held before this Court on          , 2021, pursuant to the Court’s Order of          , 2021 (the “Scheduling Order”),

EXHIBIT B

upon the Stipulation and Agreement of Settlement, Compromise, and Release, dated July 29, 2021, and the exhibits thereto (the “Stipulation”), filed in the above- captioned stockholder derivative action (the “Action”), which is incorporated herein by reference, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order, the parties having appeared by their attorneys of record, the Court having heard and considered all documents, evidence, objections (if any), and arguments presented in support of or against the proposed Settlement, an opportunity to be heard having been given to all other persons and entities requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Company Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been considered by the Court,
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this

day of    2021, that:

1.Unless otherwise stated herein, all capitalized terms herein shall have the same meaning and effect as stated in the Stipulation and the Scheduling Order.
2.Mary Beth Cresci, solely in her capacity as executor of Mr.

Cresci’s estate, is added as a Defendant in the Action solely for purposes of entering this Final Order and Judgment.

EXHIBIT B

3.This Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over the Parties and each of the Company Stockholders in this Action and in any dispute arising out of or relating in any way to the Settlement. It is further determined that the Plaintiffs, the Defendants, (who include Mary Beth Cresci solely in her capacity as executor of Robert J. Cresci’s estate), and all Company Stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Final Order and Judgment. The Federal Plaintiffs have agreed to be bound by this Final Order and Judgment.
4.Notice has been given to Company Stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice was filed with the Court, and full opportunity to be heard has been offered to all Parties and to all other persons and entities in interest with respect to all matters relating to the Settlement. The form and manner of the Notice directed by the Scheduling Order is hereby determined to have been given in full compliance with the requirements of Chancery Court Rule 23.1 and due process.
5.Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied, and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.

EXHIBIT B

6.Pursuant to Court of Chancery Rule 23.1, the Court finds that:

(a)the Plaintiffs have continuously held stock in the Company since the time of the conduct complained of in the Action, and otherwise have standing to prosecute this Action derivatively on behalf of the Company; (b) this Action was properly instituted as a derivative action on behalf of the Company; and (c) at all times, the Plaintiffs and Plaintiffs’ counsel have adequately represented the interests of the Company and its stockholders with respect to this Action, the claims asserted herein, and the Settlement.
7.The Settlement is found to be, in all respects, fair, reasonable, adequate, and in the best interests of the Company and the Company’s stockholders and is hereby approved pursuant to Court of Chancery Rule 23.1. The Parties are hereby authorized and directed to comply with and to consummate the Settlement as set forth in the Stipulation, and the Register in Chancery is directed to enter and docket this Final Order and Judgment.
8.This Action is hereby dismissed with prejudice as to all Defendants and as to the Plaintiffs and all other Company Stockholders. Within two business days of this Order, the Federal Plaintiffs and Defendants shall file a stipulation and proposed order in the Federal Court dismissing with prejudice the Overlapping Claims. The Parties shall bear their own fees, costs, and expenses, except as otherwise provided in the Stipulation and the Scheduling Order.

EXHIBIT B

EXHIBIT B

9.Upon the Effective Date, the Plaintiff Releasors, claiming by, through, in the right of, derivatively, or on behalf of the Company, on behalf of themselves, and their respective heirs, trustees, executors, administrators, predecessors, successors, and assigns in their capacities as such only, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, any and all of Plaintiffs’ Released Claims against the Defendant Released Parties.
10.Upon the Effective Date, Defendant Releasors, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, any and all of Defendants’ Released Claims against the Plaintiff Released Parties.
11.Plaintiffs’ counsel are hereby awarded attorneys’ fees in the amount of $    , inclusive of expenses, which amount the Court finds to be fair and reasonable and which shall be paid by the Company or its insurers as set forth in the Stipulation. Counsel for Plaintiffs shall allocate the attorneys’ fees amongst

EXHIBIT B
themselves and counsel for Federal Plaintiffs in a manner they believe in good faith to appropriately reflect counsel’s contributions to the creation of the

EXHIBIT B

benefit achieved by the Settlement. Federal Plaintiffs and their counsel shall not apply for, or accept, any award of fees or expenses related to the Overlapping Claims in the Federal Action or in any other court or proceeding.
12.Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
13.The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation or any exhibits attached thereto that are consistent with this Final Order and Judgment and the Stipulation, and that do not limit the rights of the Plaintiffs, the Federal Plaintiffs, the Defendants, or the Company Stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
14.Neither the Stipulation (including any exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or of the validity of any Released Claims; or

EXHIBIT B
(b)is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Plaintiff

EXHIBIT B

Released Parties or the Defendant Released Parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Plaintiff Released Parties and/or the Defendant Released Parties may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
15.If the Settlement is terminated pursuant to the terms of the Stipulation or the Settlement otherwise fails to become final for any reason, then the Settlement, the Stipulation, and this Final Order and Judgment shall be rendered null and void, and the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation or exhibits thereto, any action undertaken pursuant thereto, nor the negotiation thereof by any Party shall be deemed an admission or

EXHIBIT B
offered or received in evidence at any proceeding in the Action, the Federal Action, or in any other

EXHIBIT B

action or proceeding. In the event the Stipulation is rendered null and void, the parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately before the execution of the Stipulation.
16.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Parties and the Parties’ counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order.

DATED:    , 2021
Vice Chancellor Laster

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

INTERNATIONAL UNION OF    )
OPERATING ENGINEERS OF    ) EASTERN PENNSYLVANIA AND ) DELAWARE,    )
)
Plaintiff,    )
and    )
)
ORLANDO POLICE PENSION FUND, )
)

EXHIBIT C
Plaintiff-Intervenor,    )
)
v.)
)

C.A. No. 2020-0819-JTL
RICHARD RESSLER, DOUGLAS Y. ) BECH, ROBERT J. CRESCI, SARAH ) FAY, W. BRIAN KRETZMER,    ) JONATHAN F. MILLER, STEPHEN ) ROSS, HEMI ZUCKER, VIVEK    ) SHAH, OCV FUND I, LP, OCV I GP, ) LLC, AND OCV MANAGEMENT ) LLC,    )
)
Defendants,    )
)
and    )
)
J2 GLOBAL, INC.,    )
)
Nominal Defendant. )

[PROPOSED] SCHEDULING ORDER
WHEREAS, the Parties have applied, pursuant to Court of Chancery Rule 23.1, in accordance with the Stipulation and Agreement of Compromise,

EXHIBIT C

Settlement, and Release, dated as of July 29, 2021 (the “Stipulation”), for an Order to approve the proposed settlement (the “Settlement”) of the above-captioned action (the “Action”), which sets forth the terms and conditions for the Settlement and dismissal with prejudice of the Action;
WHEREAS, the Court having read and considered the Stipulation and the accompanying documents, and the Stipulation being sufficient to warrant notice to Company Stockholders; and
WHEREAS, all parties having consented to the entry of this Order; NOW, THEREFORE, upon application of the Parties, IT IS HEREBY
ORDERED this    day of    2021, that:

1.Except    for    terms    defined    herein,    the    Court    adopts    and incorporates the definitions in the Stipulation for purposes of this Scheduling Order.
2.A    hearing    (the    “Settlement    Hearing”)    shall    be    held    on

     , 2021, at _.m., before the Honorable J. Travis Laster, [via Zoom videoconferencing system/at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801] to, among other things:
a.determine whether the Plaintiffs and Plaintiffs’ counsel have adequately represented the interests of the Company and its stockholders;
b.determine whether the proposed Settlement, as set forth in the

EXHIBIT C

EXHIBIT C

Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and its stockholders;
c.determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Released Claims, upon the terms and conditions set forth in the Stipulation;
d.hear and determine any objections to the Settlement; and

e.hear other such matters as the Court may deem necessary and appropriate.
3.The Court reserves the right to adjourn and reconvene the Settlement Hearing or any adjournment thereof without further notice of any kind, other than oral announcement at the Settlement Hearing or any adjournment thereof.
4.The Court reserves the right to approve the Stipulation and the Settlement at or after the Settlement Hearing, with such modifications as may be consented to by the Parties, without further notice to Company Stockholders.
5.The Court approves the form, content, and requirements of the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative

EXHIBIT C
Action, Settlement Hearing, and Right to Appear (the “Notice”) and finds that the form and

EXHIBIT C

matter of notice specified therein are the best form and manner of notice practicable and shall constitute due and sufficient notice of the Settlement Hearing, and all matters relating to the Settlement, to all persons entitled to receive such notice, and fully satisfy the requirements of Court of Chancery Rule 23.1 and of due process.
6.Within fourteen (14) calendar days after the entry of this Scheduling Order, the Company shall mail, or cause to be mailed, to each Company Stockholder at their last known address appearing in the stock transfer records maintained by or on behalf of the Company as of July 29, 2021, by first-class U.S. mail, postage prepaid, a copy of the Notice, substantially in the form attached as Exhibit D to the Stipulation. All current stockholders who are record holders of J2 common stock on behalf of beneficial owners are directed to forward the Notice to the beneficial owners of such common stock, as set forth in the Notice.
7.No later than fourteen (14) calendar days before the Settlement Hearing, the Company shall file proof of the dissemination of the Notice as directed herein.

EXHIBIT C
8.At least fourteen (14) calendar days prior to the Settlement Hearing, the Parties shall file any opening briefs in support of the proposed Settlement and any proposed award of attorneys’ fees.
9.At least five (5) calendar days prior to the date of the Settlement Hearing, reply papers, if any, shall be filed.

EXHIBIT C

10.Any Company Stockholder that continues to own Company common stock as of the date of the Settlement Hearing may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Register in Chancery and delivering a notice of appearance to Plaintiffs’ counsel and counsel for each of the Defendants, at the addresses set forth in Paragraph 11 below, such that it is received no later than fourteen (14) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct.
11.Any Company Stockholder that continues to own Company common stock as of the date of the Settlement Hearing may file a written objection to the proposed Settlement and appear and show cause, if he, she, or it has any cause, why the proposed Settlement should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such person or entity shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement unless that person or entity has filed a written objection with the Register in Chancery and served (by e-mail or by hand, first-class mail, or express service) copies of such objection on the counsel listed below such that they are received no later than fourteen (14) calendar days prior to the Settlement Hearing.

EXHIBIT C

EXHIBIT C
Plaintiffs’ Counsel:

Grant & Eisenhofer P.A. Attn: Michael J. Barry 123 Justison Street
Wilmington, DE 19801
Telephone: (302) 622-7000 Email: mbarry@gelaw.com

Saxena White P.A. Attn: Thomas Curry 1000 N. West Street Suite 1200, Office 1265
Wilmington, DE 19801
Telephone: (302) 485-0480 Email: tcurry@saxenawhite.com

Federal Plaintiffs’ Counsel:

The Brown Law Firm, P.C. Attn: Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net.

Hynes & Hernandez, LLC Attn: Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
Email: lhernandez@hh-lawfirm.com

EXHIBIT C
Defendants’ Counsel:

Morris, Nichols, Arsht & Tunnell LLP Attn: R. Judson Scaggs, Jr.
1201 N. Market Street, 16th Floor Wilmington, DE 19801
Telephone: (302) 658-9200
Email: rscaggs@morrisnichols.com

Richards, Layton & Finger, P.A. Attn: Raymond J. DiCamillo 920 North King Street Wilmington, DE 19801
Telephone: (302) 651-7700 Email: dicamillo@rlf.com

12.Any objections must: (a) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) be signed by the objector; (c) state the objection is being filed with respect to “International Union of Operating

EXHIBIT C

Engineers of Eastern Pennsylvania and Delaware v. Ressler, et al., C.A. No. 2020- 0819-JTL”; (d) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) include documentation sufficient to prove that the objector owned shares of Company common stock as of July 29, 2021 and contain a statement that the objector continues to hold such shares as of the date of the filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.
1.Unless the Court orders otherwise, any person or entity who does not make his, her, or its objection in the manner provided above shall: (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement; (b) be forever barred and foreclosed from objecting to the fairness, adequacy, or reasonableness of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses requested or awarded; and (c) be deemed to have waived and be forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement.

EXHIBIT C

EXHIBIT C

14.All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation and Settlement should be approved, the Plaintiffs, the Company and all of the Company’s stockholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Plaintiffs’ Released Claims against any of the Defendant Released Parties and from seeking any interim relief in favor of the Plaintiffs.
15.If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter the Judgment, substantially in the form attached as Exhibit B to the Stipulation.
16.If the Stipulation is not approved by the Court, is terminated, or shall not become final for any reason, then the Settlement, the Stipulation, and this Order shall be rendered null and void, and the Action shall proceed, completely without prejudice to any Party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation or exhibits thereto, any

EXHIBIT C
action undertaken pursuant thereto, nor the negotiation thereof by any Party shall be deemed an admission or offered or received in evidence at any proceeding in the

EXHIBIT C

Action, the Federal Action, or in any other action or proceeding. In the event the Stipulation is not approved by the Court, is terminated, or shall not become effective for any reason, the parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately before the execution of the Stipulation.
17.The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to Company Stockholders.
18.The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

DATED:    , 2021
Vice Chancellor J. Travis Laster

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

INTERNATIONAL UNION OF    )
OPERATING ENGINEERS OF    ) EASTERN PENNSYLVANIA AND ) DELAWARE,    )
)
Plaintiff,    )
and    )
)
ORLANDO POLICE PENSION FUND, )
)

EXHIBIT D
Plaintiff-Intervenor,    )
)
v.    )
)

C.A. No. 2020-0819-JTL
RICHARD RESSLER, DOUGLAS Y. ) BECH, ROBERT J. CRESCI, SARAH ) FAY, W. BRIAN KRETZMER,    ) JONATHAN F. MILLER, STEPHEN ) ROSS, HEMI ZUCKER, VIVEK    ) SHAH, OCV FUND I, LP, OCV I GP, ) LLC, AND OCV MANAGEMENT ) LLC,    )
)
Defendants,    )
)
and    )
)
J2 GLOBAL, INC.,    )
)
Nominal Defendant. )

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

47975166.1

EXHIBIT D

TO:        ALL RECORD HOLDERS OF SHARES OF THE COMMON STOCK OF J2 GLOBAL, INC. AT THE CLOSE OF BUSINESS ON JULY 29, 2021.

This Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) relates to a proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.
A Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) was entered into as of July 29, 2021 among (i) Plaintiff International Union of Operating Engineers of Eastern Pennsylvania and Delaware (the “Plaintiff”); (ii) Plaintiff-Intervenor Orlando Police Pension Fund (the “Plaintiff-Intervenor,” and together with the Plaintiff, the “Plaintiffs”);
(iii)Plaintiffs Danning Huang (“Federal Plaintiff Huang”) and Fritz Ringling (“Federal Plaintiff Ringling,” and together with Federal Plaintiff Huang, the “Federal Plaintiffs”); (iv) Defendants Richard Ressler, Douglas Y. Bech, Robert J. Cresci (now deceased; his decedent’s estate is a party to and will receive the benefits of this Settlement), Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Stephen Ross, Hemi Zucker, and Vivek Shah (the “Individual Defendants”); (v) Defendants OCV Fund I, L.P. (the “Fund”), OCV I GP, LLC (the “General Partner”), and OCV Management LLC (the “Management Company,” and together with the Fund and the General Partner, the “OCV Defendants”); and (vi) Nominal Defendant J2 Global, Inc. (“J2” or the “Company,” and together with the Individual Defendants and the OCV Defendants, the “Defendants,” and together with the Plaintiffs, the “Parties” and each, individually, a “Party”) (the Parties together the with the Federal Plaintiffs are referred to herein as the “Settling Parties,” and each, individually, a “Settling Party”).
Please note: Because the Action was brought as a derivative action, which means that it was brought on behalf of and for the benefit of the Company, the benefits from the Settlement will go to the Company. Individual J2 stockholders will not receive any direct payment from the Settlement. Also, please note that there is no proof of claim form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

EXHIBIT D

1.This Notice is provided to J2 stockholders pursuant to an order of the Court. This is not a solicitation from a lawyer. The purpose of this Notice is to inform you about the pendency of the Action, which was brought by the Plaintiff on behalf of and for the benefit of the Company pending in the Court, the proposed Settlement, a hearing on the proposed Settlement (the “Settlement Hearing”), and your right, among other things, to participate in the Settlement Hearing.
2.Pursuant to the Court’s Scheduling Order,1 the Settlement Hearing will be held on    , 2021, at a.m/p.m., before the Honorable
J. Travis Laster, [via Zoom videoconferencing system/at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801] (or at such a date and time as the Court may direct without further notice), to: (i) determine whether the Plaintiffs and the Plaintiffs’ counsel have adequately represented the interests of J2 and its stockholders; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and its stockholders;
(iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of any and all of Plaintiffs’ Released Claims (as defined in paragraph 26 below) and Defendants’ Released Claims (as defined in paragraph 26 below), upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; and (v) hear other such matters as the Court may deem necessary and appropriate.
3.The Court has reserved the right to adjourn and reconvene the Settlement Hearing without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation and without further notice of any kind.

1    The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation.

EXHIBIT D

THE    FOLLOWING    DESCRIPTION    OF    THE    ACTION    AND    THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES.
4.On September 25, 2017, J2’s Board of Directors and Audit Committee authorized the Company to invest $200 million in the Fund (the “Investment”). The Fund would invest in or acquire companies on behalf of J2, using, in part, monies from the Investment.
5.Defendant Ressler is a director and stockholder in J2 and the majority equity holder in the Fund’s General Partner and its Management Company. Defendant Zucker was formerly the Chief Executive Officer of J2 and is now the managing principal for the Management Company.
6.On September 24, 2020, the Plaintiff filed a Verified Stockholder Derivative Complaint (the “Complaint”). The Complaint alleges that the Individual Defendants breached their fiduciary duties by arranging for and approving the Investment. The Complaint further alleges that the Individual Defendants, except for Defendants Ressler and Zucker, breached their fiduciary duties by approving and arranging for J2’s commitment to invest in the Fund and the Company’s transfer of monies to the Fund and that the OCV Defendants aided and abetted the Individual Defendants’ breach of fiduciary duties. The Complaint further alleges that Defendants Ressler and Zucker, and Zohar Loshitzer who is not named as a defendant in the Action, (i) breached their fiduciary duties and usurped corporate opportunities belonging to J2 by ceding to the Fund the opportunity to invest in or acquire other companies and (ii) aided and abetted breaches of fiduciary duties by the other Individual Defendants.
7.On August 14, 2020, before the Plaintiff filed the Complaint, the Plaintiff-Intervenor served a books and records demand on J2 for the purpose of investigating certain allegations similar to certain of the allegations that would be set forth in the Complaint (the “Demand”).
8.The Company provided books and records in response to the Demand on September 29, 2020 and October 6, 2020.
9.On October 19, 2020, the Plaintiff-Intervenor moved to intervene in and stay the Action pending the Plaintiff-Intervenor’s investigation of the books and records provided by J2.
10.Pursuant to a stipulation and proposed order by and among the Parties that was granted on November 17, 2020, the Action was stayed until 30 days after the Plaintiff-Intervenor completed its investigation of the books and records

EXHIBIT D

provided by J2. J2 made additional productions of books and records in response to the Demand after the Court granted the Parties’ stipulation and proposed order. In addition, J2 made available to the Plaintiff all books and records produced in response to the Demand following execution of a confidentiality agreement by and between J2 and the Plaintiff.
11.On December 11, 2020, Federal Plaintiff Huang filed a Verified Stockholder Derivative Complaint (“Huang Complaint”) in the United States District Court for the District of Delaware (“Federal Court”) against Defendants Vivek Shah, Nehemia Zucker, R. Scott Turicchi, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Richard S. Ressler, and Stephen Ross and Nominal Defendant J2 (the “Huang Action”).
12.On March 24, 2021, Federal Plaintiff Ringling filed a Verified Shareholder Derivative Complaint (“Ringling Complaint” and, together with the Huang Complaint, the “Federal Complaints”) in the Federal Court against Defendants Vivek Shah, Nehemia Zucker, R. Scott Turicchi, Douglas Y. Bech, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Richard S. Ressler, and Stephen Ross and Nominal Defendant J2 (the “Ringling Action”).
13.The Huang Action and the Ringling Action were consolidated by court order on April 8, 2021 into a consolidated action captioned: In re J2 Global Stockholder Derivative Litigation, Master File No.: 20-cv-01687-LPS (the “Federal Action”).

14.Among the claims made in the Federal Complaints are claims that are made in the Complaint (“Overlapping Claims”).
15.J2 made available to the Federal Plaintiffs, after signing a confidentiality agreement, all books and records provided to Plaintiffs.
16.Robert J. Cresci passed away during the pendency of the Action and the Federal Actions. By agreement of the Parties, Mary Beth Cresci was added as a defendant in the Action in her capacity as executor of Mr. Cresci’s estate solely for purposes of the Settlement. In addition, the Federal Plaintiffs agreed to add Mary Beth Cresci as a defendant in the Federal Actions in her capacity as executor of Mr. Cresci’s estate solely for purposes of dismissing the Overlapping Claims as part of this Settlement.
17.On July 29, 2021, the Settling Parties, by their counsel, executed the Stipulation and submitted the Stipulation to the Court.

EXHIBIT D

18.On    , 2021, the Court entered the Scheduling Order scheduling the Settlement Hearing; staying and suspending all proceedings in the Action, other than proceedings necessary to carry out the terms and conditions of the Stipulation and the Settlement, until further order of the Court; and enjoining the Plaintiffs, the Company, and all of the Company’s stockholders from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Plaintiffs’ Released Claims (as defined in paragraph 26 below) against any of the Defendant Released Parties (as defined in paragraph 26 below) and from seeking any interim relief in favor of the Plaintiffs.

19.In light of the benefits of the Settlement, the Plaintiffs and Federal Plaintiffs have concluded that it is desirable that the Action and Overlapping Claims be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Plaintiffs, Federal Plaintiffs and their counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action and Overlapping Claims against the Defendants through appeal. Based on their evaluation, and in light of what the Plaintiffs’ counsel believe to be the significant benefits conferred upon J2 and its stockholders as a result of the Settlement, the Plaintiffs, Federal Plaintiffs and their counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of the Plaintiffs, J2, and J2 stockholders.
20.The Defendants, solely to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or acknowledging any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.
21.The Defendants maintain that they have not breached any fiduciary duty, have not engaged in any of the wrongful acts alleged in the Action, and expressly maintain that each of them diligently and scrupulously complied with his, her, or its fiduciary and other legal duties, as applicable, and entered into the Stipulation solely to eliminate the burden and expense inherent in further litigation. Similarly, the Plaintiffs’ entry into the Stipulation is not an admission as to the lack of merit of any of the claims asserted in the Action, or any admission of the validity of any of the Defendants’ defenses to liability. Each of the Parties recognizes and

EXHIBIT D

acknowledges, however, that the Action has been brought by the Plaintiffs in good faith and defended by the Defendants and the Company in good faith, and that the Action is being voluntarily settled with the advice of counsel.

22.Immediately following the Settlement Date, the OCV Defendants and the Company shall enter into Amendment No. 1 to the Fund’s Second Amended and Restated Limited Partnership Agreement, dated as of January 19, 2018 (the “Proposed Amendment”), the terms of which are more fully set forth in the Stipulation.
23.In summary, the Proposed Amendment will modify the terms of the Fund’s Second Amended and Restated Limited Partnership Agreement, dated as of January 19, 2018 (“Partnership Agreement”) as follows:
a.On the Settlement Date (which as defined in the Stipulation is the later of the date on which (1) the Settlement is approved by the Court and
(2) the claims related to J2’s investment in the Fund have been dismissed with prejudice in the Federal Action), the Partnership Agreement will be amended so that:
    each Partner’s Capital Commitment will be deemed fully satisfied;

    no further capital calls will be made for any reason;

    there will be no management fees for any period after December 31, 2021; and

    for quarterly management fee payment dates between the Settlement Date and December 31, 2021, the management fee will be reduced to .5% of each Partner’s actual Capital Contributions as of the Settlement Date (rather than .5% of the Partner’s original Capital Commitment).

b.J2 and OCV Fund I also agree that, effective as of the Settlement Date:

EXHIBIT D

    J2 will retain its indirect interest in the Fund’s portfolio companies as they exist on the Settlement Date, and that interest shall not be diluted by any capital contributions from other Partners after such date;

    J2 will give up its right to appoint a representative to the Fund’s advisory committee and J2’s current representative on the advisory committee shall be automatically removed from such role as of the Settlement Date; and

    any future transactions between J2, on the one hand, and/or Richard Ressler or any of his affiliates, on the other hand, will require the approval of an independent and disinterested special committee of J2’s board of directors.

c.Between now and the Settlement Date (or between now and any date on which the settlement is terminated pursuant to the terms of the Stipulation), OCV will operate in the ordinary course, but new capital calls will be limited to regularly scheduled quarterly management fees and up to $5 million of follow-on investments in the Fund’s existing portfolio companies.

24.The benefits to J2 of the Settlement can be summarized as follows:

Assuming a prompt approval of the Settlement, it relieves J2 of responsibility for any management fees after 2021, representing approximately $17 million in savings.

Assuming a prompt approval of the Settlement, it reduces the management fee for the 4th quarter of 2021 by several hundred thousand dollars.

It relieves J2 of the obligation to make capital contributions for investments during the remaining term of the Fund (other than up to $5 million of follow-on investments as described in paragraph 22.c above) .

It allows J2 to retain its interest in the existing OCV portfolio, but J2 will not have any right to participate in any future investments made by OCV or its affiliates.

EXHIBIT D

It reduces the distraction related to J2’s funding of future investments managed by an entity controlled by Richard Ressler, one of J2’s directors and stockholders.

You should not rely solely on this summary of the Proposed Amendment or its benefits to J2, but should review the full Proposed Amendment and make your own determination of its benefits to J2.

25.Upon the Settlement Date, the release set forth in paragraph 26 below will occur.

26.If the Settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). Pursuant to the Judgment, upon the Settlement Date, the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by the Plaintiff Releasors and the Company Releasors: The Plaintiff Releasors and the Company Releasors shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely, fully, finally, and forever discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Plaintiffs’ Released Claims against the Defendant Released Parties.
“Plaintiff Releasors” means each of the Plaintiffs, Federal Plaintiffs, the Company on behalf of the Company Releasors, and the Company Stockholders, and each of their respective direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and present stockholders, partners, employees, officers, directors, members, managers, representatives and/or agents of any of them.

EXHIBIT D

“Company Releasors” means each of J2 and J2’s direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and present stockholders, partners, employees, officers, directors, members, managers, representatives and/or agents of any of them.
“Plaintiffs’ Released Claims” means any and all Claims that any of the Company Releasors and/or Plaintiff Releasors may have that may legally be waived by private agreement that relate in any way to the Company’s decision to invest in the Fund and/or the Company’s investment in the Fund and/or any related business relationships between the Company, on the one hand, and one or more of the OCV Defendants, on the other hand (including without limitation any such Claims against any of the Defendant Released Parties based on or relating to any acts or omissions undertaken by any such Defendant Released Party in his capacity as an officer or director of the Company), including without limitation any Claims against any of the Defendant Released Parties that are related in any way to (i) the Company’s decision to invest in the Fund; (ii) the terms of the Company’s investment in the Fund; (iii) the activities of the Fund and/or operation of the Fund by the General Partner and/or the Management Company; (iv) any matters that were alleged or that could have been alleged in the Action; (v) any matters related to the Company’s investment in the Fund that were alleged or that could have been alleged in the Federal Actions; (vi) any disclosures and/or communications concerning any such matters referred to in the foregoing clauses (i) through (v) (except that this release does not have the effect of releasing the direct claims of purchasers of publicly traded securities of the Company that have been asserted under the Securities Exchange Act of 1934 in Garcia v. J2 Global, Inc., et al., C.D. Cal., No. 2:20-cv- 06096-SB-MAA in the United States District Court for the Central District of California); and/or (vii) the Action and/or the settlement thereof, including this Stipulation, in

EXHIBIT D

each case from the beginning of time through the Settlement Date.
“Defendant Released Parties” means each of the Defendants and all current and past members of the Company’s Board of Directors, their respective direct and/or indirect parents, assigns, subsidiaries, affiliates, predecessors and/or successors, and the past and/or present stockholders, partners, employees, officers, directors, members, managers, representatives, financial and legal advisors, and/or agents of any of them.
“Claims” means all manner of claims, demands, damages, rights, liabilities, defaults, promises, obligations, duties, losses, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, liens, obligations, contracts, defenses, actions, potential actions, proceedings, causes of action, suits, agreements, judgments, decrees, matters, issues, and/or controversies of whatever kind, nature, or description, whether based on state, local, foreign, or federal law or rule, whether contractual, extra-contractual, statutory, regulatory, in common law, or otherwise, whether suspected or unsuspected, whether known or unknown, including Unknown Claims, whether fixed or contingent, whether liquidated or not liquidated, whether disclosed or undisclosed, whether accrued or unaccrued, whether apparent or not apparent, whether matured or not matured, whether foreseen or unforeseen, whether now existing or hereafter ensuing.
“Unknown Claims” means claims that the Plaintiff Releasors did not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into this Stipulation.
Release of Claims by the Defendant Releasors: The Defendant Releasors shall be deemed to have, and by operation of the Judgment (as defined below) approving the Settlement shall have, completely, fully, finally, and forever discharged, dismissed with prejudice on the

EXHIBIT D

merits, released and settled, to the fullest extent permitted by law, the Defendants’ Released Claims against the Plaintiff Released Parties.
“Defendant Releasors” means each of Richard Ressler, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Stephen Ross, Hemi Zucker, Vivek Shah, the Fund, the General Partner, and the Management Company.
“Defendants’ Released Claims” means all Claims that may legally be waived by private agreement that are based upon or arise out of the prosecution of the Action and Overlapping Claims, except for claims relating to the enforcement of the Settlement. For avoidance of doubt, Defendants’ Released Claims do not include claims for any conduct postdating the Stipulation.
“Plaintiff Released Parties” means each of J2, Plaintiffs, Federal Plaintiffs and the Company Stockholders other than the Individual Defendants, and each of their respective parents, subsidiaries, affiliates, and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in- interest, assigns, financial or investment advisors, attorneys (including all Plaintiffs’ counsel in this Action), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
27.If the Court enters the Judgment, within two business days of the date that the Court enters the Judgment, the Federal Plaintiffs and Defendants shall

EXHIBIT D

file a stipulation and proposed order in the District Court, in the form of Exhibit E to the Stipulation, dismissing the Overlapping Claims.
28.If the Settlement is approved and becomes final, because the Company will have released the Plaintiffs’ Released Claims described above against the Defendant Released Parties, no J2 stockholder will be able to bring another action asserting those claims against those persons on behalf of the Company.
29.Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiffs and all current J2 stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs’ Released Claims, either directly, derivatively, or in any other capacity, against the Company, the Defendants, or any of the Defendant Released Parties and from seeking any interim relief in favor of the Plaintiffs.

30.The Company and the Plaintiffs, Federal Plaintiffs and their counsel will attempt to negotiate an award of reasonable attorneys’ fees and expenses. If the Company and the Plaintiffs, Federal Plaintiffs and their counsel agree to the amount of an appropriate award, they will separately document that agreement, the Plaintiffs and the Plaintiffs’ counsel shall then apply for an award up to that agreed amount (the “Attorneys’ Fees and Expenses Application”), and the Company will not oppose the Attorneys’ Fees and Expenses Application.
31.If the Company and the Plaintiffs, Federal Plaintiffs and their counsel do not reach agreement as to the amount of an award of reasonable attorneys’ fees and expenses, the Plaintiffs, Federal Plaintiffs and their counsel reserve the right to petition the Court for an award of reasonable attorneys’ fees and expenses in connection with the Settlement, and the Company reserves all rights to oppose any such petition for attorneys’ fees and expenses.
32.Any such attorneys’ fees shall be borne entirely by the Company and/or its insurers, and not by any other Defendant.

EXHIBIT D

33.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held on
_    __, 2021, at    a.m./p.m., before the Honorable J. Travis Laster, [via Zoom videoconferencing system/at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801] (or at such a date and time as the Court may direct without further notice).
34.At the Settlement Hearing, the Court will, among other things:
(i) determine whether Plaintiffs and Plaintiffs’ counsel have adequately represented the interests of J2 and its stockholders; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and its stockholders;
(iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of any and all of Plaintiffs’ Released Claims (as defined in paragraph 26 above) and Defendants’ Released Claims (as defined in paragraph 26 above), upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; and (v) hear other such matters as the Court may deem necessary and appropriate.
35.Please note: The Court has reserved the right to adjourn the Settlement Hearing at such hearing or any adjournment thereof, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as the Parties may agree to, without further notice to stockholders. You should monitor the Court’s docket before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ counsel as indicated in paragraph 36 below.
36.Any person or entity that owned Company common stock as of September 25, 2017 and continues to own such stock through    _ , 2021 (the date of the Settlement Hearing), may object to the Settlement. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801 no later than fourteen (14) days

EXHIBIT D

prior to the Settlement Hearing. Objections must also be served (by e-mail or hand, first class mail, or express service) on the counsel listed below such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

EXHIBIT D
Plaintiffs’ Counsel:

Grant & Eisenhofer P.A. Attn: Michael J. Barry 123 Justison Street
Wilmington, DE 19801
Telephone: (302) 622-7000 Email: mbarry@gelaw.com

Saxena White P.A. Attn: Thomas Curry 1000 N. West Street Suite 1200, Office 1265
Wilmington, DE 19801
Telephone: (302) 485-0480 Email: tcurry@saxenawhite.com

Federal Plaintiffs’ Counsel:

The Brown Law Firm, P.C. Attn: Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net.

Hynes & Hernandez, LLC Attn: Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
Email: lhernandez@hh-lawfirm.com

EXHIBIT D
Defendants’ Counsel:

Morris, Nichols, Arsht & Tunnell LLP Attn: R. Judson Scaggs, Jr.
1201 N. Market Street, 16th Floor Wilmington, DE 19801
Telephone: (302) 658-9200
Email: rscaggs@morrisnichols.com

Richards, Layton & Finger, P.A. Attn: Raymond J. DiCamillo 920 North King Street Wilmington, DE 19801
Telephone: (302) 651-7700 Email: dicamillo@rlf.com

37.Any objections must: (a) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) be signed by the objector; (c) state

EXHIBIT D

the objection is being filed with respect to “International Union of Operating Engineers of Eastern Pennsylvania and Delaware v. Ressler, C.A. No. 2020-0819- JTL”; (d) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) include documentation sufficient to prove that the objector owned shares of Company common stock as of July 29, 2021, and contain a statement that the objector continues to hold such shares as of the date of the filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.
1.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.
2.Any J2 stockholder wishing to be heard orally at the Settlement Hearing is required to file and serve a timely written objection as described above, and must also serve a notice of intention to appear with the Register in Chancery (either electronically by File & ServeXpress, by hand, or by overnight mail) and serve it on Plaintiffs’ counsel and counsel for each of the Defendants at the addresses set forth in paragraph 36 above so that it is received no later than fourteen (14) days prior to the Settlement Hearing. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any such witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
3.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ counsel and counsel for each of the Defendants at the addresses set forth in paragraph 36 above so that the notice is received no later than fourteen (14) days prior to the Settlement Hearing.

4.Unless the Court orders otherwise, any person or entity who does not make his, her, or its objection in the manner described above shall be deemed to have waived his, her, or its right to object to any aspect of the

EXHIBIT D

proposed Settlement, and shall forever be barred and foreclosed from objecting to the fairness, adequacy, or reasonableness of the Settlement or from otherwise being heard concerning the Settlement in this or any other proceeding.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD
42.Brokerage firms, banks, and/or other persons or entities who hold shares of the stock of J2 for the benefit of others are hereby requested to promptly send this Notice to all of their respective beneficial owners. If additional copies of this Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:
Computershare
C/O Shareowner Services PO Box 505000
Louisville, KY 40233-5002

Overnight Correspondence: Computershare
C/O Shareowner Services 462 S. 4th Street Louisville, KY 40202

(800) 962-4284

43.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For more detailed information about the matters involved in the Action, you may view the papers on file in the Action, including the Stipulation, during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 500 North King Street, Wilmington, Delaware 19801. If you have questions regarding the Settlement, you may write Plaintiffs’ counsel at the addresses set forth in paragraph 36 above.

EXHIBIT D

PLEASE DO NOT TELEPHONE THE COURT OR THE REGISTER OF CHANCERY REGARDING THIS NOTICE.

EXHIBIT D

Dated: __    _, 2021    BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF DELAWARE

EXHIBIT E

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

DANNING HUANG, derivatively on behalf of J2 GLOBAL, INC.,

Plaintiff,

EXHIBIT E

v.

EXHIBIT E
VIVEK SHAH, NEHEMIA ZUCKER, R. SCOTT TURICCHI, DOUGLAS Y. BECH, ROBERT J. CRESCI, SARAH FAY, W. BRIAN KRETZMER, JONATHAN F. MILLER, RICHARD S. RESSLER, and STEPHEN ROSS,

Defendants,

and

J2 GLOBAL, INC.,

Nominal Defendant.

C.A. No. 1:20-cv-01687-LPS

FRITZ RINGLING, derivatively on behalf of J2 GLOBAL, INC.,

Plaintiff,

v.

VIVEK SHAH, NEHEMIA ZUCKER, R. SCOTT TURICCHI, DOUGLAS Y. BECH, SARAH FAY, W. BRIAN KRETZMER, JONATHAN F. MILLER, RICHARD S. RESSLER, and STEPHEN ROSS,

Defendants,

C.A. No. 1:21-cv-00421-CFC

and

J2 GLOBAL, INC.,

Nominal Defendant.

EXHIBIT E

STIPULATION AND [PROPOSED] ORDER OF PARTIAL DISMISSAL

WHEREAS, on December 11, 2020 and March 24, 2021 respectively, Plaintiffs Danning Huang and Fritz Ringling (“Plaintiffs”) filed stockholder derivative complaints (the “Complaints”) in this Court against Defendants Vivek Shah, Nehemia Zucker, R. Scott Turicchi, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, Richard S. Ressler, and Stephen Ross (the “Individual Defendants”), and Nominal Defendant J2 Global, Inc. (“J2,” together with the Individual Defendants, “Defendants”);
WHEREAS, a putative derivative lawsuit, asserting Delaware state law claims based on allegations that overlap with certain allegations in the Complaints related to an investment made by J2 in OCV Fund I, L.P. (the “Fund”) in 2017 (the “OCV Investment”), was filed in the Court of Chancery of the State of Delaware on September 24, 2020 under the caption Int’l Union of Operating Engineers of E. Penn. & Del. v. Ressler, et al., C.A. No. 2020-0819-JTL (the “Chancery Action”);
WHEREAS, plaintiffs in the Chancery Action and Plaintiffs in this action reached a negotiated settlement with Defendants resolving the claims at issue in the Chancery Action and claims in the Complaints in this action related to the OCV Investment (the “Settlement”); and
WHEREAS, on    , 2021, the Settlement was reviewed and approved by the Court of Chancery of the State of Delaware pursuant to Court of Chancery Rule
23.1after the parties provided reasonable notice of the Settlement to J2’s stockholders and an opportunity to object to the Settlement.1
WHEREAS, Robert J. Cresci passed away during the pendency of the Chancery Action and these consolidated actions, and Mary Beth Cresci, in her capacity as executor of Mr.

1        A true and correct copy of the Court of Chancery’s order approving the Settlement is attached hereto as Exhibit A.

EXHIBIT E

Cresci’s estate, was added as a defendant in the Chancery Action solely for purposes of the Settlement and is hereby added as a defendant to these consolidated actions solely for purposes of dismissing the Dismissed Claims (defined below) as part of the Settlement;
NOW THEREFORE, IT IS HEREBY STIPULATED, by and among the parties hereto, through their undersigned counsel, subject to the approval of the Court, that:
1.All claims in the Complaints that were settled, released, or dismissed by the Settlement (and all claims that are based on, related to or arise out of such claims), including without limitation all claims that are based on, related to or arise out of (i) J2’s investment in the Fund, (ii) the activities and operations of the Fund, (iii) the business relationship between J2 and the Fund, OCV I GP, LLC and OCV Management LLC, and/or (iv) any disclosures and/or communications concerning such matters, are hereby DISMISSED WITH PREJUDICE (“Dismissed Claims”).
2.All claims other than the Dismissed Claims remain pending before this

Court.

3.The Stipulation and Order Regarding Stay of Proceedings, entered by the Court on March 3, 2021, shall remain in effect.

EXHIBIT E

EXHIBIT E
FARNAN LLP

/s/ DRAFT
Brian E. Farnan (#4089) Michael J. Farnan (#5165) 919 N. Market St., 12th Floor Wilmington, DE 19801
(302) 777-0300
bfarnan@farnanlaw.com mfarnan@farnanlaw.com

OF COUNSEL:

THE BROWN LAW FIRM, P.C.
Timothy Brown
240 Townsend Square Oyster Bay, NY 11771 (516) 922-5427
tbrown@thebrownlawfirm.net

THE ROSEN LAW FIRM, P.A.
Phillip Kim
275 Madison Avenue, 34th Floor New York, NY 10016
(212) 686-1060
pkim@rosenlegal.com

Attorneys for Plaintiff Danning Huang

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ DRAFT
R. Judson Scaggs, Jr. (#2676) Susan W. Waesco (#4476) Daniel T. Menken (#6309) 1201 North Market Street
P.O. Box 1347 Wilmington, DE 19899 (302) 658-9200
rscaggs@morrisnichols.com swaesco@morrisnichols.com dmenken@morrisnichols.com

Attorneys for Defendants Vivek Shah, R. Scott Turicchi, Douglas Y. Bech, Robert J. Cresci, Sarah Fay, W. Brian Kretzmer, Jonathan F. Miller, and Stephen Ross and for Nominal Defendant J2 Global, Inc.

EXHIBIT E

EXHIBIT E
COOCH AND TAYLOR, P.A.

/s/ DRAFT
Blake A. Bennett (# 5133) The Nemours Building
1007 N. Orange Street, Suite 1120
Wilmington, DE 19801
Telephone: (302) 984-3800 bbennett@coochtaylor.com

OF COUNSEL:

HYNES & HERNANDEZ, LLC
Michael J. Hynes Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116 mhynes@hh-lawfirm.com lhernandez@hh-lawfirm.com

BRAGAR EAGEL & SQUIRE, P.C.
Garam Choe
810 Seventh Avenue, Suite 620 New York, NY 10019 Telephone: (646) 860-9449 choe@bespc.com

Attorneys for Plaintiff Fritz Ringling

RICHARDS, LAYTON & FINGER, P.A.

/s/ DRAFT
Raymond J. DiCamillo (#3188) Matthew D. Perri (#6066)
920 North King Street Wilmington, DE 19801
(302) 651-7786
dicamillo@rlf.com perri@rlf.com

Attorneys for Defendants Nehemia Zucker and Richard S. Ressler

Date:    , 2021

IT IS SO ORDERED this    day of    , 2021.

CHIEF, UNITED STATES DISTRICT JUDGE